Exhibit 99.1
3M Delivers Strong Second-Quarter Results; Company Updates Full-Year 2024 Earnings Guidance
•Sales of $6.3 billion, down 0.5% YoY
•Adjusted sales of $6.0 billion with organic growth up 1.2% YoY
•GAAP EPS from continuing operations of $2.17, up 117% YoY
•Adjusted EPS from continuing operations of $1.93, up 39% YoY
•Operating cash flow of $1.0 billion with adjusted free cash flow of $1.2 billion
•Updates full-year 2024 adjusted EPS from continuing operations to $7.00 to $7.30 from $6.80 to $7.30
ST. PAUL, Minn. – July 26, 2024 − 3M (NYSE: MMM) today reported second-quarter results.
“We delivered another strong quarter with adjusted earnings growth up double-digits and robust cash generation. I want to thank 3M employees for their exceptional execution, which we expect to continue in the second half of the year,” said William Brown, 3M Chief Executive Officer. “As I look ahead, I am focused on three priorities: driving sustained organic revenue growth, increasing operational performance, and effectively deploying capital. I have long admired 3M’s track record of innovation and am excited to be leading this great company and by the opportunities ahead.”
Second-Quarter Highlights:

	Q2 2024	Q2 2023
GAAP EPS from continuing operations (GAAP EPS)	$2.17	$(12.94)
Special items:
Net costs for significant litigation	0.44	14.43
(Increase) decrease in value of Solventum ownership	(2.00)	—
Pension risk transfer charge	1.09	—
Other special items, net	0.23	(0.10)
Adjusted EPS from continuing operations (Adjusted EPS)	$1.93	$1.39

Memo:
GAAP operating income margin	20.3%	(148.9)%
Adjusted operating income margin	21.6%	17.2%
•GAAP EPS of $2.17 and operating margin of 20.3%.
•Adjusted EPS of $1.93, up 39% year-on-year.
•Adjusted operating income margin of 21.6%, an increase of 4.4 percentage points year-on-year.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$6,255	$6,019
Sales change
Total sales	(0.5)%	1.1%
Components of sales change:
Organic sales[1]	(0.3)%	1.2%
Acquisitions/divestitures	1.2%	1.3%
Translation	(1.4)%	(1.4)%
Adjusted sales excludes manufactured PFAS products.
[1]Above adjusted organic sales increase includes a 120 basis point headwind from product portfolio initiatives and exit of certain small countries.
•Sales of $6.3 billion, down 0.5% year-on-year, with organic sales down 0.3% year-on-year.
•Adjusted sales of $6.0 billion, up 1.1% year-on-year with adjusted organic sales up 1.2% year-on-year.
•Operating cash flow of $1.0 billion; adjusted free cash flow of $1.2 billion.
•3M returned $786 million to shareholders via dividends and share repurchases.
This document includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Updated Full-Year 2024 Earnings Outlook
3M updated its full-year adjusted earnings expectations given the company’s strong operational execution in the first half of the year. The 2024 earnings outlook below reflects the continuing operations of 3M.

	Prior 2024 forecast[2]	Current 2024 forecast[2]
Adjusted total sales growth	(0.25%) to +1.75%	(0.25%) to +1.75%
Adjusted organic sales growth	flat to +2%	flat to +2%
Adjusted EPS	$6.80 to $7.30	$7.00 to $7.30
2As further discussed at 6 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
Forward-Looking Statements
This news release contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast” and other words and terms of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals; known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement to resolve claims by public water suppliers in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q and 8-K (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential business disruption; the diversion of management time; the impact of the transaction on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off, and (16) matters relating to Combat Arms Earplugs (“CAE”), including those related to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates and/or the Company. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). Changes in such assumptions or factors could produce significantly different results. The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Millions, except per-share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(Millions, except per share amounts)	2024	2023	2024	2023
Net sales	$6,255	$6,283	$12,271	$12,338

Operating expenses
Cost of sales	3,571	3,728	7,056	7,472
Selling, general and administrative expenses	1,132	11,615	2,260	12,763
Research, development and related expenses	280	298	534	595
Total operating expenses	4,983	15,641	9,850	20,830
Operating income (loss)	1,272	(9,358)	2,421	(8,492)

Other expense (income), net	(138)	72	82	128

Income (loss) from continuing operations before income taxes	1,410	(9,430)	2,339	(8,620)
Provision (benefit) for income taxes	203	(2,261)	423	(2,116)
Income (loss) from continuing operations of consolidated group	1,207	(7,169)	1,916	(6,504)

Income (loss) from unconsolidated subsidiaries, net of taxes	3	3	4	5
Net income (loss) from continuing operations including noncontrolling interest	1,210	(7,166)	1,920	(6,499)

Less: Net income (loss) attributable to noncontrolling interest	6	5	11	10
Net income (loss) from continuing operations attributable to 3M	1,204	(7,171)	1,909	(6,509)

Net income (loss) from discontinued operations, net of taxes	(59)	330	164	644
Net income (loss) attributable to 3M	$1,145	$(6,841)	$2,073	$(5,865)

Earnings (loss) per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	553.8	553.9	554.4	553.3
Earnings (loss) per share from continuing operations — basic	$2.17	$(12.94)	$3.44	$(11.76)
Earnings (loss) per share from discontinued operations — basic	(0.10)	0.59	0.30	1.16
Earnings (loss) per share — basic	$2.07	$(12.35)	$3.74	$(10.60)

Weighted average 3M common shares outstanding — diluted	554.8	553.9	555.3	553.3
Earnings (loss) per share from continuing operations — diluted	$2.17	$(12.94)	$3.44	$(11.76)
Earnings (loss) per share from discontinued operations — diluted	(0.10)	0.59	0.29	1.16
Earnings (loss) per share — diluted	$2.07	$(12.35)	$3.73	$(10.60)

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$10,083	$5,735
Marketable securities – current	255	50
Accounts receivable – net	3,575	3,601
Inventories	4,060	3,944
Prepaids	444	344
Other current assets	1,098	326
Current assets of discontinued operations	—	2,379
Total current assets	19,515	16,379
Property, plant and equipment – net	7,472	7,690
Operating lease right of use assets	610	657
Goodwill and intangible assets – net	7,584	7,705
Other assets	8,196	6,806
Non-current assets of discontinued operations	—	11,343
Total assets	$43,377	$50,580
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,302	$2,947
Accounts payable	2,813	2,776
Accrued payroll	602	695
Accrued income taxes	407	304
Operating lease liabilities – current	169	192
Other current liabilities	9,052	6,660
Current liabilities of discontinued operations	—	1,723
Total current liabilities	14,345	15,297
Long-term debt	11,781	13,088
Other liabilities	13,263	16,641
Non-current liabilities of discontinued operations	—	686
Total liabilities	39,389	45,712
Total equity	3,988	4,868
Shares outstanding
June 30, 2024: 549,353,621
December 31, 2023: 552,581,136
Total liabilities and equity	$43,377	$50,580

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Six months ended June 30,
	2024	2023
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,788	$2,784

Cash flows from investing activities:
Purchases of property, plant and equipment	(644)	(852)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	(236)	170
Other investing activities	24	63
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(856)	(619)

Cash flows from financing activities:
Change in debt – net	5,509	(44)
Purchases of treasury stock	(421)	(29)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	30	218
Dividends paid to shareholders	(1,221)	(1,655)
Cash transferred to Solventum related to separation, net	(577)	—
Other financing activities	(57)	(9)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,263	(1,519)

Effect of exchange rate changes on cash and cash equivalents	(45)	(43)

Net increase (decrease) in cash and cash equivalents	4,150	603
Cash and cash equivalents at beginning of year	5,933	3,655
Cash and cash equivalents at end of period	$10,083	$4,258
The Consolidated Statements of Cash Flows include the results of continuing and discontinued operations and, therefore, also include cash and cash equivalents associated with Solventum through its April 2024 separation from 3M that were presented in current assets of discontinued operations in the 3M Consolidated Balance Sheet.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS3
(Unaudited)

	Three months ended June 30, 2024
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.7%	0.6%	(4.6)%	(0.3)%
Acquisitions	0.5	0.2	—	0.4
Divestitures	1.6	0.1	0.1	0.8
Translation	(0.3)	(4.0)	(0.7)	(1.4)
Total sales change	2.5%	(3.1)%	(5.2)%	(0.5)%

	Six months ended June 30, 2024
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	(0.6)%	1.1%	(1.6)%	(0.3)%
Acquisitions	0.7	0.1	—	0.4
Divestitures	0.8	—	(0.1)	0.4
Translation	0.1	(4.0)	0.4	(1.0)
Total sales change	1.0%	(2.8)%	(1.3)%	(0.5)%

	Three months ended June 30, 2024
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	1.1%	—%	—%	(1.3)%	(0.2)%
Transportation and Electronics	(1.3)	1.0	—	(1.9)	(2.2)
Consumer	(1.4)	—	—	(1.0)	(2.4)

	Six months ended June 30, 2024
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(0.2)%	—%	—%	(0.7)%	(0.9)%
Transportation and Electronics	0.6	1.2	—	(1.6)	0.2
Consumer	(2.6)	—	—	(0.7)	(3.3)
3Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
BUSINESS SEGMENTS AND DISAGGREGATED REVENUE INFORMATION
(Unaudited)
3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated and Other”).
3M made certain changes to the composition of segment information reviewed by 3M's chief operating decision maker (CODM) effective in the second quarter of 2024 largely as a result of the separation of Solventum and changes within its business segments effective in the first quarter of 2024. Accordingly, information provided herein reflects the impact of these changes for all applicable periods presented.
Effective in the second quarter of 2024, this change included the following:
Elimination of former Health Care business segment
•The former Health Care business segment was eliminated in the second quarter of 2024 in connection with the separation of Solventum and reflection of its historical net income and applicable assets and liabilities included in the Separation as discontinued operations within 3M's financial statements.
Addition of ‘Other’ and update to ‘Corporate and Unallocated’
•3M added the “Other” category of information as a result of the Separation. It principally reflects activity associated with:
◦Transition arrangement agreements (e.g. fees charged by 3M, net of underlying costs) related to divested businesses, including those related to the Separation, as well as other applicable divestitures.
◦Operations of businesses of the former Health Care segment divested prior to the Separation and therefore not reflected as discontinued operations within 3M's financial statements, along with limited-duration supply agreements with those previous divestitures.
•Activity included in 3M’s existing “Corporate and Unallocated” was updated primarily to additionally reflect:
◦Removal of costs related to separating and divesting Solventum that were eligible to be part of discontinued operations.
◦Commercial activity with Solventum post-Separation and certain operations of the former Health Care business segment retained by 3M.
◦Costs previously allocated to Solventum prior to the Separation that were not eligible to be part of discontinued operations (and prospectively, post-spin, became additional costs allocated to remaining business segments) other than those beginning in the first quarter of 2024 included in “Other” associated with transition arrangement activity for which 3M began to charge fees in April 2024.
In addition, effective in the first quarter of 2024, 3M made certain changes within its business segments as described below. While they impacted the composition of certain divisions within business segments, they did not change the overall composition of segments or the measure of segment operating performance used by 3M’s CODM.
Creation of Industrial Specialties division (within Safety and Industrial business segment) and Commercial Branding and Transportation division (within Transportation and Electronics business segment)
•3M created the Industrial Specialties division within the Safety and Industrial business segment, which consists of the former Closure and Masking Systems division along with certain products formerly within the Industrial Adhesive and Tapes division and the Personal Safety division. Further, 3M created the Commercial Branding and Transportation division within the Transportation and Electronics business segment, which consists of the former Commercial Solutions division and the Transportation Safety division.
Re-alignment of divisions within Consumer business segment
•Within the Consumer business segment, the business re-aligned to the following four divisions: Consumer Safety and Well-Being, Home and Auto Care, Home Improvement, and Packaging and Expression.

3M Company and Subsidiaries
BUSINESS SEGMENTS AND DISAGGREGATED REVENUE INFORMATION - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
NET SALES
(Millions)	2024	2023	2024	2023
Safety and Industrial	$2,759	$2,765	$5,491	$5,544
Transportation and Electronics	2,143	2,191	4,247	4,241
Consumer	1,263	1,293	2,403	2,485
Corporate and Unallocated	86	22	112	45
Other	4	12	18	23
Total Company	$6,255	$6,283	$12,271	$12,338

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
OPERATING INCOME (LOSS)
(Millions)	2024	2023	2024	2023
Safety and Industrial	$612	$534	$1,269	$1,135
Transportation and Electronics	428	410	909	704
Consumer	219	235	435	414
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(8)	(10,357)	(71)	(10,439)
Divestiture costs	(14)	(1)	(20)	(4)
Russia exit (charges) benefits	—	18	—	18
Total corporate special items	(22)	(10,340)	(91)	(10,425)
Other corporate (expense) income - net	(2)	(207)	(73)	(339)
Total Corporate and Unallocated	(24)	(10,547)	(164)	(10,764)
Other	37	10	(28)	19
Total Company operating income (loss)	1,272	(9,358)	2,421	(8,492)

Other expense/(income), net	(138)	72	82	128
Income (loss) before income taxes	$1,410	$(9,430)	$2,339	$(8,620)
Corporate and Unallocated and Other
Outside of 3M's operating segments, 3M has Corporate and Unallocated and Other which are not reportable business segments as they do not meet the segment reporting criteria. Because Corporate and Unallocated and Other include a variety of miscellaneous items, they are subject to fluctuation on a quarterly and annual basis.
•Corporate and Unallocated operating income (loss) includes “corporate special items” and “other corporate expense-net”.
◦Corporate special items include net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were also included in corporate special items. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were not included in the Corporate net costs for significant litigation special item, instead being reflected in the Safety and Industrial business segment. Corporate special items for the periods presented also include divestiture costs and Russia exit costs/ benefits. Divestiture costs include costs that were not eligible to be part of discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture.
◦Other corporate expense-net includes certain enterprise and governance activities resulting in unallocated corporate costs and other activity and net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs previously allocated to Solventum prior to the Separation that were not eligible to be part of discontinued operations, commercial activity with Solventum post-Separation, and certain operations of the former Health Care business segment retained by 3M.

3M Company and Subsidiaries
BUSINESS SEGMENTS AND DISAGGREGATED REVENUE INFORMATION - (CONTINUED)
(Unaudited)

•Other principally reflects activity associated with:
◦Operations of businesses of the former Health Care segment divested prior to the Separation and therefore not reflected as discontinued operations within 3M's financial statements, along with limited-duration supply agreements with those previous divestitures.
◦Transition arrangement agreements (e.g. fees charged by 3M, net of underlying costs) related to divested businesses, including those related to the Separation, as well as other applicable divestitures.
The table below provides disaggregated revenue information for full-year 2023 revised to reflect the changes to composition of segment information effective in the second quarter of 2024 largely as a result of the separation of Solventum and changes within its business segments effective in the first quarter of 2024. Similar information relative to applicable periods will be included in 3M’s Form 10-Q filed for the second quarter of 2024. The information below should be read together with information in 3M’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q during the year ended December 31, 2023 (including the consolidated financial statements, notes thereto and Management’s Discussion and Analysis included in those documents), along with information included in 3M’s Current Reports on Form 8-K filed April 4, 2024. The financial information that follows does not revise or otherwise amend or restate any previously filed financial information of 3M. This information is preliminary, unaudited, and based on current estimates, and remains subject to change.
Disaggregated revenue information

Net sales by division reflecting continuing operations (millions)	2023
Abrasives	$1,327
Automotive Aftermarket	1,237
Electrical Markets	1,285
Industrial Adhesives and Tapes	2,051
Industrial Specialties	1,180
Personal Safety	3,382
Roofing Granules	494
Total Safety and Industrial Business Segment	10,956

Advanced Materials	1,167
Automotive and Aerospace	1,925
Commercial Branding and Transportation	2,546
Electronics	2,863
Total Transportation and Electronics Business Segment	8,501

Consumer Safety and Well-Being	1,096
Home and Auto Care	1,260
Home Improvement	1,448
Packaging and Expression	1,222
Total Consumer Business Segment	5,026

Corporate and Unallocated	90
Other	37
Total Company	$24,610

Net sales by geographic area reflecting continuing operations (millions)	2023
Americas	$13,268
Asia Pacific	7,068
Europe, Middle East and Africa	4,274
Worldwide	$24,610

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Other expense (income), net
•Income (loss) from continuing operations before taxes
•Provision for income taxes and effective tax rate
•Net income (loss) from continuing operations
•Earnings (loss) per share from continuing operations

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Safety and Industrial
GAAP amounts		$534	19.3%
Adjustments for special items:
Net costs for significant litigation		80
Total special items		80
Adjusted amounts (non-GAAP measures)[4]		$614	22.2%
Transportation and Electronics
GAAP amounts	$2,191	$410	18.7%
Adjustments for special items:
Manufactured PFAS products	(332)	(41)
Total special items	(332)	(41)
Adjusted amounts (non-GAAP measures)[4]	$1,859	$369	19.8%
Total Company
GAAP amounts	$6,283	$(9,358)	(148.9)%	$72	$(9,430)	$(2,261)	24.0%	$(7,171)	$(12.94)
Adjustments for special items:
Net costs for significant litigation[5]	—	10,437		(12)	10,449	2,457		7,992	14.43
Manufactured PFAS products	(332)	(41)		—	(41)	(10)		(31)	(0.06)
Russia exit charges (benefits)	—	(18)		—	(18)	3		(21)	(0.04)
Divestiture costs	—	1		—	1	—		1	—
Total special items	(332)	10,379		(12)	10,391	2,450		7,941	14.33
Adjusted amounts (non-GAAP measures)[4]	$5,951	$1,021	17.2%	$60	$961	$189	19.5%	$770	$1.39

	Three months ended June 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations	Earnings per diluted share from continuing operations percent change
Safety and Industrial
GAAP amounts			$612	22.2%
Adjustments for special items:
Net costs for significant litigation			11
Total special items			11
Adjusted amounts (non-GAAP measures)[4]			$623	22.6%
Transportation and Electronics
GAAP amounts	$2,143	(2.2)%	$428	20.0%
Adjustments for special items:
Manufactured PFAS products	(236)		(2)
Total special items	(236)		(2)
Adjusted amounts (non-GAAP measures)[4]	$1,907	2.6%	$426	22.3%
Total Company
GAAP amounts	$6,255	(0.5)%	$1,272	20.3%	$(138)	$1,410	$203	14.4%	$1,204	$2.17	117%
Adjustments for special items:
Net costs for significant litigation	—		19		(202)	221	(25)		246	0.44
Manufactured PFAS products	(236)		(2)		—	(2)	(1)		(1)	—
Divestiture costs	—		14		—	14	(113)		127	0.23
Solventum ownership - change in value	—		—		1,113	(1,113)	—		(1,113)	(2.00)
Pension risk transfer charge	—		—		(795)	795	188		607	1.09
Total special items	(236)		31		116	(85)	49		(134)	(0.24)
Adjusted amounts (non-GAAP measures)[4]	$6,019	1.1%	$1,303	21.6%	$(22)	$1,325	$252	19.1%	$1,070	$1.93	39%
4These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.
5For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Six months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Safety and Industrial
GAAP amounts		$1,135	20.5%
Adjustments for special items:
Net costs for significant litigation		41
Total special items		41
Adjusted amounts (non-GAAP measures)[4]		$1,176	21.2%
Transportation and Electronics
GAAP amounts	$4,241	$704	16.6%
Adjustments for special items:
Manufactured PFAS products	(677)	(51)
Total special items	(677)	(51)
Adjusted amounts (non-GAAP measures)[4]	$3,564	$653	18.3%
Total Company
GAAP amounts	$12,338	$(8,492)	(68.8)%	$128	$(8,620)	$(2,116)	24.6%	$(6,509)	$(11.76)
Adjustments for special items:
Net costs for significant litigation[5]	—	10,480		(12)	10,492	2,464		8,028	14.51
Manufactured PFAS products	(677)	(51)		—	(51)	(13)		(38)	(0.07)
Russia exit charges (benefits)	—	(18)		—	(18)	3		(21)	(0.04)
Divestiture costs	—	4		—	4	—		4	0.01
Total special items	(677)	10,415		(12)	10,427	2,454		7,973	14.41
Adjusted amounts (non-GAAP measures)[4]	$11,661	$1,923	16.5%	$116	$1,807	$338	18.7%	$1,464	$2.65

	Six months ended June 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations	Earnings per diluted share from continuing operations percent change
Safety and Industrial
GAAP amounts			$1,269	23.1%
Adjustments for special items:
Net costs for significant litigation			18
Total special items			18
Adjusted amounts (non-GAAP measures)[4]			$1,287	23.4%
Transportation and Electronics
GAAP amounts	$4,247	0.2%	$909	21.4%
Adjustments for special items:
Manufactured PFAS products	(517)		(4)
Total special items	(517)		(4)
Adjusted amounts (non-GAAP measures)[4]	$3,730	4.7%	$905	24.3%
Total Company
GAAP amounts	$12,271	(0.5)%	$2,421	19.7%	$82	$2,339	$423	18.1%	$1,909	$3.44	129%
Adjustments for special items:
Net costs for significant litigation	—		89		(406)	495	6		489	0.88
Manufactured PFAS products	(517)		(4)		—	(4)	(2)		(2)	—
Divestiture costs	—		20		—	20	(111)		131	0.24
Solventum ownership - change in value	—		—		1,113	(1,113)	—		(1,113)	(2.01)
Pension risk transfer charge	—		—		(795)	795	188		607	1.09
Total special items	(517)		105		(88)	193	81		112	0.20
Adjusted amounts (non-GAAP measures)[4]	$11,754	0.8%	$2,526	21.5%	$(6)	$2,532	$504	19.9%	$2,021	$3.64	38%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

2024 forecast
2024 adjusted earnings per share from continuing operations (non-GAAP measure)[4,6]	$7.00 to $7.30
2024 adjusted effective tax rate (non-GAAP measure)[4,6]	19% to 20%
63M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

	Three months ended June 30, 2024
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(0.3)%	0.4%	0.8%	(1.4)%	(0.5)%
Remove manufactured PFAS products special item impact	1.5	—	0.1	—	1.6
Adjusted total Company (non-GAAP measures)[4]	1.2%	0.4%	0.9%	(1.4)%	1.1%

Transportation and Electronics	(1.3)%	1.0%	—%	(1.9)%	(2.2)%
Remove manufactured PFAS products special item impact	4.6	0.1	—	0.1	4.8
Adjusted Transportation and Electronics (non-GAAP measures)[4]	3.3%	1.1%	—%	(1.8)%	2.6%

By Geographic Area
Americas	0.7%	0.5%	1.6%	(0.3)%	2.5%
Remove manufactured PFAS products special item impact	0.3	—	—	0.1	0.4
Adjusted Americas (non-GAAP measures)[4]	1.0%	0.5%	1.6%	(0.2)%	2.9%

Asia Pacific	0.6%	0.2%	0.1%	(4.0)%	(3.1)%
Remove manufactured PFAS products special item impact	3.0	(0.1)	0.1	0.1	3.1
Adjusted Asia Pacific (non-GAAP measures)[4]	3.6%	0.1%	0.2%	(3.9)%	—%

Europe, Middle East & Africa	(4.6)%	—%	0.1%	(0.7)%	(5.2)%
Remove manufactured PFAS products special item impact	2.6	0.1	—	(0.1)	2.6
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(2.0)%	0.1%	0.1%	(0.8)%	(2.6)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Six months ended June 30, 2024
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(0.3)%	0.4%	0.4%	(1.0)%	(0.5)%
Remove manufactured PFAS products special item impact	1.3	—	—	—	1.3
Adjusted total Company (non-GAAP measures)[4]	1.0%	0.4%	0.4%	(1.0)%	0.8%

Transportation and Electronics	0.6%	1.2%	—%	(1.6)%	0.2%
Remove manufactured PFAS products special item impact	4.3	0.2	—	—	4.5
Adjusted Transportation and Electronics (non-GAAP measures)[4]	4.9%	1.4%	—%	(1.6)%	4.7%

By Geographic Area
Americas	(0.6)%	0.7%	0.8%	0.1%	1.0%
Remove manufactured PFAS products special item impact	0.6	—	—	—	0.6
Adjusted Americas (non-GAAP measures)[4]	—%	0.7%	0.8%	0.1%	1.6%

Asia Pacific	1.1%	0.1%	—%	(4.0)%	(2.8)%
Remove manufactured PFAS products special item impact	2.6	—	—	—	2.6
Adjusted Asia Pacific (non-GAAP measures)[4]	3.7%	0.1%	—%	(4.0)%	(0.2)%

Europe, Middle East & Africa	(1.6)%	—%	(0.1)%	0.4%	(1.3)%
Remove manufactured PFAS products special item impact	1.3	0.1	(0.1)	—	1.3
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(0.3)%	0.1%	(0.2)%	0.4%	—%

	Full-Year 2024 Forecast
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[6]	flat to +2%	—%	0.75%	(1)%	(0.25%) to +1.75%
Remove manufactured PFAS products impact[6]	—	—	—	—	—
Adjusted total Company (non-GAAP measures)[4,6]	flat to +2%	—%	0.75%	(1)%	(0.25%) to +1.75%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended June 30,		Six months ended June 30,
Major GAAP Cash Flow Categories (dollars in millions)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$1,021	$1,509	$1,788	$2,784
Net cash provided by (used in) investing activities	(463)	(233)	(856)	(619)
Net cash provided by (used in) financing activities	(1,358)	(803)	3,263	(1,519)

	Three months ended June 30,		Six months ended June 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$1,021	$1,509	$1,788	$2,784
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	122	101	473	159
Divestiture costs after-tax payment impacts	136	74	275	117
Divestiture-related restructuring after-tax payment impacts	1	5	2	7
TCJA transition tax payment	193	126	193	126
Manufactured PFAS products impact after-tax payment impacts	(58)	(24)	(128)	(11)
Total adjustments for special items	394	282	815	398
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[7]	$1,415	$1,791	$2,603	$3,182
Purchases of property, plant and equipment (PPE)	(269)	(377)	(644)	(852)
Manufactured PFAS products impact - removing related purchases of PPE	19	49	39	79
Adjusted purchases of PPE (non-GAAP measure)[7]	$(250)	$(328)	$(605)	$(773)
Adjusted free cash flow (non-GAAP measure)[7]	$1,165	$1,463	$1,998	$2,409

Net income (loss) attributable to 3M	$1,145	$(6,841)	$2,073	$(5,865)
Adjustments for special items, net of tax:
Net costs for significant litigation	246	7,992	489	8,028
Manufactured PFAS products impact	(1)	(31)	(2)	(38)
Russia exit charges (benefits)	—	(21)	—	(21)
Divestiture costs	184	105	341	187
Solventum ownership - change in value	(1,113)	—	(1,113)	—
Pension risk transfer charge	607	—	607	—
Total adjustments for special items, net of tax	(77)	8,045	322	8,156
Net income (loss) attributable to 3M adjusted for special items (used for adjusted free cash flow calculation)	$1,068	$1,204	$2,395	$2,291

Adjusted free cash flow conversion (non-GAAP measure)[7]	109%	122%	83%	105%
73M’s Consolidated Statements of Cash Flows include the results of continuing and discontinued operations; accordingly, amounts associated with the determination of adjusted free cash flow include both continuing and discontinued operations both from an income and cash flow perspective. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying Separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. Tax impacts include associated impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items (used for adjusted free cash flow calculation).

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure)[8]				Adjusted EBITDA margin (non-GAAP measure)[8]
	Three months ended June 30,		Six months ended June 30,		Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2024	2023	2024	2023	2024	2023	2024	2023
Safety and Industrial	$760	$746	$1,559	$1,442	27.6%	27.0%	28.4%	26.0%
Transportation and Electronics	510	446	1,072	807	26.8%	23.9%	28.8%	22.6%
Consumer	258	273	512	490	20.5%	21.1%	21.3%	19.7%
Corporate and Unallocated and Other	48	(164)	(78)	(238)
Total Company	$1,576	$1,301	$3,065	$2,501	26.2%	21.9%	26.1%	21.5%

	Three months ended June 30,		Six months ended June 30,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2024	2023	2024	2023
Adjusted net sales (non-GAAP measure)[4]	$6,019	$5,951	$11,754	$11,661

Net income (loss) from continuing operations attributable to 3M	1,204	(7,171)	1,909	(6,509)
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	6	5	11	10
(Income)/loss from unconsolidated subsidiaries, net of taxes	(3)	(3)	(4)	(5)
Provision for income taxes	203	(2,261)	423	(2,116)
Other expense/(income):
Interest (Income)/expense	179	97	410	179
Pension & OPEB non-service cost (benefit)	796	(25)	785	(51)
Solventum ownership - change in value	(1,113)	—	(1,113)	—
Depreciation and amortization (DA) expense	302	311	592	638
Adjustments for special items:
Net costs for significant litigation	19	10,437	89	10,480
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	(2)	(41)	(4)	(51)
Subtract PFAS-related amount included in DA above	(29)	(31)	(53)	(60)
Russia exit charges (benefits)	—	(18)	—	(18)
Divestiture costs	14	1	20	4
Total special items	2	10,348	52	10,355
Adjusted EBITDA (non-GAAP measure)[8]	$1,576	$1,301	$3,065	$2,501
Adjusted EBITDA margin (non-GAAP measure)[8]	26.2%	21.9%	26.1%	21.5%
83M defines adjusted EBITDA as net income (loss) from continuing operations attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest,(income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2024 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Consumer	Corporate and Unallocated and Other	Total Company
Adjusted net sales (non-GAAP measure)[4]	$2,759	$1,907	$1,263	$90	$6,019
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$623	$426	$219	$35	$1,303
Add/(subtract):
Add depreciation and amortization (DA) expense	137	113	39	13	302
Subtract PFAS-related amount included in DA above	—	(29)	—	—	(29)
Adjusted EBITDA (non-GAAP measure)[8]	$760	$510	$258	$48	$1,576
Adjusted EBITDA margin (non-GAAP measure)[8]	27.6%	26.8%	20.5%		26.2%

Three months ended June 30, 2023 (dollars in millions)
Adjusted net sales (non-GAAP measure)[4]	$2,765	$1,859	$1,293	$34	$5,951
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$614	$369	$235	$(197)	$1,021
Add/(subtract):
Add depreciation and amortization (DA) expense	132	108	38	33	311
Subtract PFAS-related amount included in DA above	—	(31)	—	—	(31)
Adjusted EBITDA (non-GAAP measure)[8]	$746	$446	$273	$(164)	$1,301
Adjusted EBITDA margin (non-GAAP measure)[8]	27.0%	23.9%	21.1%		21.9%

Six months ended June 30, 2024 (dollars in millions)
Adjusted net sales (non-GAAP measure)[4]	$5,491	$3,730	$2,403	$130	$11,754
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,287	$905	$435	$(101)	$2,526
Add/(subtract):
Add depreciation and amortization (DA) expense	272	220	77	23	592
Subtract PFAS-related amount included in DA above	—	(53)	—	—	(53)
Adjusted EBITDA (non-GAAP measure)[8]	$1,559	$1,072	$512	$(78)	$3,065
Adjusted EBITDA margin (non-GAAP measure)[8]	28.4%	28.8%	21.3%		26.1%

Six months ended June 30, 2023 (dollars in millions)
Adjusted net sales (non-GAAP measure)[4]	$5,544	$3,564	$2,485	$68	$11,661
Business segment operating income (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,176	$653	$414	$(320)	$1,923
Add/(subtract):
Add depreciation and amortization (DA) expense	266	214	76	82	638
Subtract PFAS-related amount included in DA above	—	(60)	—	—	(60)
Adjusted EBITDA (non-GAAP measure)[8]	$1,442	$807	$490	$(238)	$2,501
Adjusted EBITDA margin (non-GAAP measure)[8]	26.0%	22.6%	19.7%		21.5%
Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	June 30, 2024	December 31, 2023
Total debt	$13,083	$16,035
Less: Cash, cash equivalents and marketable securities	10,372	5,805
Net debt (non-GAAP measure)[9]	$2,711	$10,230
9The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities all on a continuing operations basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Reflecting Solventum as a discontinued operation for certain historical periods—amounts adjusted for special items (non-GAAP measures):
The tables below provide summaries of certain supplemental historical financial information (1) revised to reflect Solventum as a discontinued operation and (2) further adjusted for special items (non-GAAP measures).
This information should be read together with information in 3M’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q during the year ended December 31, 2023 (including the consolidated financial statements, notes thereto and Management’s Discussion and Analysis included in those documents), along with information included in 3M’s Current Reports on Form 8-K filed April 4, 2024. The financial information that follows does not revise or otherwise amend or restate any previously filed financial information of 3M. This information is preliminary, unaudited, and based on current estimates, and remains subject to change.
The term "N/M" used herein references "not meaningful" for certain percent computations.
Reflecting Solventum as a discontinued operation
The table below provides a summary of certain supplemental financial information as revised to reflect the reclassification of Solventum’s net income to discontinued operations, thus reflecting the continuing operations of 3M.

	Reflecting continuing operations
(Millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per share from continuing operations — diluted
Q1 2024	$6,016	$1,149	19.1%	23.7%	$705	$1.27

Q1 2023	6,055	866	14.3	17.9	662	1.20
Q2 2023	6,283	(9,358)	N/M	24.0	(7,171)	(12.94)
Q3 2023	6,270	(3,096)	(49.4)	23.5	(2,527)	(4.56)
Q4 2023	6,002	899	15.0	3.9	634	1.14
Full-Year 2023	24,610	(10,689)	(43.4)	25.4	(8,402)	(15.17)

Full-Year 2022	26,161	4,369	16.7	4.5	4,013	7.07

Full-Year 2021	27,224	4,929	18.1	17.1	3,935	6.72
Reflecting Solventum as a discontinued operation — amounts adjusted for special items (non-GAAP measures)
The table below provides a summary of certain supplemental financial information adjusted for special items (non-GAAP measures) as revised to reflect the reclassification of Solventum’s net income to discontinued operations.

	Continuing operations adjusted amounts (non-GAAP measures)
(Millions, except per share amounts)	Net sales	Operating income	Operating income margin	Effective tax rate	Net income from continuing operations attributable to 3M	Earnings per share from continuing operations — diluted
Q1 2024	$5,735	$1,223	21.3%	20.9%	$951	$1.71

Q1 2023	5,710	902	15.8	17.7	694	1.26
Q2 2023	5,951	1,021	17.2	19.5	770	1.39
Q3 2023	5,978	1,292	21.6	24.8	934	1.68
Q4 2023	5,682	1,129	19.9	13.6	948	1.70
Full-Year 2023	23,321	4,344	18.6	19.2	3,346	6.04

Full-Year 2022	24,810	4,717	19.0	16.6	3,796	6.69

Full-Year 2021	25,966	5,257	20.2	17.5	4,188	7.15

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

	Three months ended March 31, 2024
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$6,016	$1,149	19.1%	$929	$220	23.7%	$705	$1.27
Adjustments for special items:
Net costs for significant litigation	—	70		274	31		243	0.44
Manufactured PFAS products	(281)	(2)		(2)	(1)		(1)	—
Divestiture costs	—	6		6	2		4	—
Total special items	(281)	74		278	32		246	0.44
Continuing operations adjusted amounts (non-GAAP measures)	$5,735	$1,223	21.3%	$1,207	$252	20.9%	$951	$1.71

	Three months ended March 31, 2023
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$6,055	$866	14.3%	$810	$145	17.9%	$662	$1.20
Adjustments for special items:
Net costs for significant litigation	—	43		43	7		36	0.07
Manufactured PFAS products	(345)	(10)		(10)	(3)		(7)	(0.01)
Divestiture costs	—	3		3	—		3	—
Total special items	(345)	36		36	4		32	0.06
Continuing operations adjusted amounts (non-GAAP measures)	$5,710	$902	15.8%	$846	$149	17.7%	$694	$1.26

	Three months ended June 30, 2023
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$6,283	$(9,358)	N/M	$(9,430)	$(2,261)	24.0%	$(7,171)	$(12.94)
Adjustments for special items:
Net costs for significant litigation	—	10,437		10,449	2,457		7,992	14.43
Manufactured PFAS products	(332)	(41)		(41)	(10)		(31)	(0.06)
Russia exit charges (benefits)	—	(18)		(18)	3		(21)	(0.04)
Divestiture costs	—	1		1	—		1	—
Total special items	(332)	10,379		10,391	2,450		7,941	14.33
Continuing operations adjusted amounts (non-GAAP measures)	$5,951	$1,021	17.2%	$961	$189	19.5%	$770	$1.39

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30, 2023
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$6,270	$(3,096)	(49.4)%	$(3,302)	$(777)	23.5%	$(2,527)	$(4.56)
Adjustments for special items:
Net costs for significant litigation	—	4,312		4,469	1,068		3,401	6.13
Manufactured PFAS products	(292)	105		105	25		80	0.15
Gain on business divestiture	—	(36)		(36)	(11)		(25)	(0.05)
Divestiture costs	—	7		7	2		5	0.01
Total special items	(292)	4,388		4,545	1,084		3,461	6.24
Continuing operations adjusted amounts (non-GAAP measures)	$5,978	$1,292	21.6%	$1,243	$307	24.8%	$934	$1.68

	Three months ended December 31, 2023
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$6,002	$899	15.0%	$651	$26	3.9%	$634	$1.14
Adjustments for special items:
Net costs for significant litigation	—	77		284	83		201	0.36
Manufactured PFAS products	(320)	151		151	38		113	0.20
Divestiture costs	—	2		2	2		—	—
Total special items	(320)	230		437	123		314	0.56
Continuing operations adjusted amounts (non-GAAP measures)	$5,682	$1,129	19.9%	$1,088	$149	13.6%	$948	$1.70

	Year ended December 31, 2023
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$24,610	$(10,689)	(43.4)%	$(11,271)	$(2,867)	25.4%	$(8,402)	$(15.17)
Adjustments for special items:
Net costs for significant litigation	—	14,869		15,245	3,615		11,630	21.00
Manufactured PFAS products	(1,289)	205		205	50		155	0.28
Gain on business divestitures	—	(36)		(36)	(11)		(25)	(0.05)
Russia exit charges (benefits)	—	(18)		(18)	3		(21)	(0.04)
Divestiture costs	—	13		13	4		9	0.02
Total special items	(1,289)	15,033		15,409	3,661		11,748	21.21
Continuing operations adjusted amounts (non-GAAP measures)	$23,321	$4,344	18.6%	$4,138	$794	19.2%	$3,346	$6.04

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Year ended December 31, 2022
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$26,161	$4,369	16.7%	$4,204	$188	4.5%	$4,013	$7.07
Adjustments for special items:
Net costs for significant litigation	—	2,291		2,291	476		1,815	3.20
Manufactured PFAS products	(1,351)	631		631	121		510	0.90
Gain on business divestitures	—	(2,724)		(2,724)	(39)		(2,685)	(4.73)
Russia exit charges (benefits)	—	101		101	(2)		103	0.19
Divestiture-related restructuring actions	—	41		41	9		32	0.05
Divestiture costs	—	8		8	—		8	0.01
Total special items	(1,351)	348		348	565		(217)	(0.38)
Continuing operations adjusted amounts (non-GAAP measures)	$24,810	$4,717	19.0%	$4,552	$753	16.6%	$3,796	$6.69

	Year ended December 31, 2021
	Reflecting continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) per diluted share from continuing operations
Reflecting continuing operations	$27,224	$4,929	18.1%	$4,746	$813	17.1%	$3,935	$6.72
Adjustments for special items:
Net costs for significant litigation	—	463		463	104		359	0.61
Manufactured PFAS products	(1,258)	(135)		(135)	(29)		(106)	(0.18)
Total special items	(1,258)	328		328	75		253	0.43
Continuing operations adjusted amounts (non-GAAP measures)	$25,966	$5,257	20.2%	$5,074	$888	17.5%	$4,188	$7.15
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), and foreign tax credits. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In the second quarter of 2024 and 2023, 3M reflected net payments of approximately $428 million and $129 million, respectively, related to net costs for significant litigation. In the first six months of 2024 and 2023, 3M made payments of approximately $799 million and $202 million, respectively, related to net costs for significant litigation.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Divestiture costs:
•These include certain limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of update to 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow conversion, this special item further includes the broader extent of such costs that included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum. In the second quarter of 2024 and 2023, 3M made payments of approximately $58 million and $94 million, respectively, associated with divestiture costs. In the first six months of 2024 and 2023, 3M made payments of approximately $192 million and $148 million, respectively, associated with divestiture costs.
Gain on business divestitures:
•In the third quarter of 2023, 3M recorded a gain related to the sale of its dental local anesthetic business partially offset by a loss associated with a previously contingent indemnification obligation from a 2020 divestiture.
•In 2022, 3M recorded a gain related to the split-off and combination of its Food Safety business with Neogen Corporation.
Russia exit charges/benefits:
•    In the second quarter of 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in the third quarter of 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the second quarter of 2023, 3M made payments of approximately $5 million associated with divestiture-related restructuring actions. In the first six months of 2024 and 2023, 3M made payments of approximately $2 million and $8 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA):
•In the second quarter of 2024 and 2023, 3M made payments of approximately $193 million and $126 million, respectively, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.
Pension risk transfer charge:
•In the second quarter of 2024, 3M recorded a non-cash pension settlement charge reflected in other expense (income), net as a result of transferring a portion of its U.S. pension payment obligations and related plan assets to an insurance company.
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com